Exhibit 99.2

Winn-Dixie HDQ Team Member Frequently Asked Questions (FAQ)

Newly Added FAQs

1.	Will the WD Perks program still be available once the merger is complete? If BI-LO has a program will we move to their program?

We don’t expect any immediate impact to benefits (other than termination of our equity-based benefit plans) as a result of the Winn-Dixie and BI-LO combination.

2.	Will my years of service carry over to the new company?

Yes, under the terms of the December 16, 2011 Merger Agreement, team members will receive full credit for their years of service with Winn-Dixie for all employee benefit plans either continued or offered after the close of the merger.

3.	Will my wages, salary or benefits be affected as a result of this merger?

There will be no immediate impact to your current wages, salary or benefits (other than termination of our equity-based benefit plans) as a result of the combination.

The merger agreement states that wages and salary may not be diminished for a period of one year from the date the merger closes. While it is too early to provide additional details, you should know that BI-LO offers a competitive compensation and benefit structure that is in line with many other supermarkets our size.

4.	If I currently have optional life insurance, will this change or can I pay this directly to the insurance company?

We don’t expect any immediate impact to benefits (other than termination of our equity-based benefit plans) as a result of the Winn-Dixie and BI-LO combination.

5.	What happens to my 401k? Will the balance roll over to the new company and should I continue to contribute?”

The assets in our 401(k) Plan are held in a trust, which means they are separated from the Company’s assets and are protected under federal law (ERISA). Winn-Dixie cannot use any of these assets to meet other obligations or to pay its debts. The assets are solely for your benefit as a plan participant. You always own 100% of the current value of your 401(k) contributions and any vested Company contributions. For additional information, you can contact Michelle Cotton, Senior Benefits Manager or the Wells Fargo Customer Service Number: 800-728-3123.

6.	Questions pertaining to Winn-Dixie stock:

a.	What happens to my Winn-Dixie Restricted Stock and Stock Options when the merger takes place?

b.	How would a stockholder cash in their stocks at the merger price?

c.	Does BI-LO have its own options? Will we be paid for our Winn-Dixie stock with BI-LO stock?

Shortly following the closing of the merger, shareholders will receive instructions for receiving payment for their shares of Winn-Dixie stock.

In accordance with the terms of each grant, on the date that the merger closes, all unvested Restricted Stock Units and Performance Restricted Stock Units as well as outstanding Stock Options will vest. You will receive written communications describing the payment you can expect to receive for all equity granted to you under our equity incentive plans. The payment you can expect to receive will be equal to:

•	The number of vested Restricted Stock Units times $9.50, plus

•	The number of vested Performance Restricted Stock Units shares times $9.50, plus

•	The number of vested Stock Options times the difference between $9.50 and the option strike price if the strike price is less than $9.50.

7.	What is the status of the lawsuits filed after we announced our merger with BI-LO?

It is typical for plaintiffs’ firms to publicly file a lawsuit after a significant deal such as our deal with BI-LO is announced. Our Board believes the proposed merger is in the best interest of our shareholders, and Winn-Dixie is vigorously defending its position.

8.	Will Winn-Dixie maintain its operations in Jacksonville? Is there a possibility that corporate headquarters will not be in Greenville or Jacksonville, but an alternate location?

The combined company’s executive management team structure and headquarters location will be decided following the anticipated completion of the merger, when the companies are legally able to combine and integrate operations. As the companies move closer to finalizing the transaction; however, it is expected that the combined company will maintain a presence in both Jacksonville and Greenville.

There are still many details to work through as we move closer to finalizing this transaction, and both organizations are committed to providing updates as new developments arise.

9.	Who will lead the combined company?

Since the announcement of our intent to merge, the Winn-Dixie and BI-LO integration teams have been focused on making decisions regarding the roles and responsibilities of the combined company’s senior leadership.

On January13, we announced that Randall Onstead, chairman of BI-LO, will be appointed as the CEO and President of the combined company. This appointment will become effective upon completion of the merger. Until then, Winn-Dixie will continue to operate as separate companies, run by our existing management teams.

The combined company’s executive management team structure will be decided as the companies move closer to finalizing the transaction.

10.	When will we name our integration team leads and how can I volunteer to be on the integration team?

Winn-Dixie and BI-LO have officially begun the critical integration planning process, which will help ensure we are prepared to operate our combined company after the closing of the merger. Representatives from both Winn-Dixie and BI-LO have formed three groups to drive the integration planning process: the Steering Committee, the Core Integration Planning Team and 10 Functional Integration Planning Teams.

The time period from now until the merger will be spent planning the integration. Until the merger is complete, however, we will continue to remain separate companies and will function as such.

Existing FAQs

11.	What is the difference between a public and private company?

A public company is a company that has shares traded by outside shareholders on public exchanges, like NASDAQ, and must disclose financial information to shareholders and the public.

A privately-held company is owned by the company’s founders, management or a group of private investors. Their shares are not publicly traded and typically they are not required to disclose their financial information publicly to investors since they do not trade stock on a stock exchange.

12.	What is a private equity firm?

Private equity firms make investments directly in privately held companies or acquire public companies in transactions that result in those companies becoming private.

Private equity firm often obtain capital from investors who can commit large sums of money for long periods of time. When a company becomes private, it typically does not have to release sensitive competitive information to the public. A private equity firm seeks to assist in improving an acquired company’s performance so that potential investors – at some point in the future- will buy the company or shares of the company.

13.	Why did Winn-Dixie decide to do this merger now? Has this been planned for some time?

Winn-Dixie, like any public company, is legally required to announce a deal the moment the deal becomes official. The week chosen was the week when everything fell into place. The Special Committee of the Board of Directors thoroughly reviewed the offer and determined that this transaction is in the best interests of shareholders, who are provided a significant cash premium for their shares.

14.	What happens next?

Until the merger is complete, both BI-LO and Winn-Dixie will continue to operate as separate companies.

There are still a great many details to work through as this transaction gets finalized and both organizations are committed to providing updates as developments arise.

15.	How will I know more about the progress of the transaction?

We have created a new “Winn-Dixie/BI-LO Merger” section on www.myWinn-Dixie.com and the Enterprise and Retail Portals. In this section team members will find updated merger FAQs and other communication concerning the merger. The link is located on the Portal home page in a right-hand toolbox, called “Winn-Dixie/BI-LO Merger” and on the home page of www.mywinn-dixie.com

We have also created the email address, wdfuture@winn-dixie.com, for team members with any additional questions about the merger. Answers will be provided through the updated FAQs document that will be placed on the Portal and www.myWinn-Dixie.com on a regular basis.

16.	What will happen to our transformational remodel program now that we are merging? Will the new owners change or stop the current projects?

Until the merger closes, Winn-Dixie and BI-LO will operate as two separate companies, and we expect it to be business as usual. There are still a great many details to work through as this transaction gets finalized and both organizations are committed to providing updates as developments arise.

17.	Will our fiscal year change?

BI-LO operates on a calendar year (January-December) while we operate on a fiscal year (July-June). There are many decisions left to be made before the merger closes. More information will be provided as it becomes available.

18.	When will bonuses be paid out … at the end of the fiscal year or when the merger is complete?

Our retail and annual bonuses will be paid out at their normal times as earned.

19.	What happens to participation in the long-term incentive equity program? Since there will be no more stock grants, will participants receive all cash?

The merger agreement contemplates that on the date the merger closes, the Winn-Dixie Stores, Inc., Fiscal 2012 Equity Incentive Plan would terminate and we would therefore make no further equity grants from it. There are still many details left to work out, and we plan to review options in light of this change. More information will be provided as it becomes available.

20.	Are hourly team members getting evaluations and raises?

Yes. The hourly review and merit increase process scheduled in December and January has not changed.

21.	If my job is eliminated, will I get severance?

Our existing severance benefit plans remain in place.

22.	What is our recruiting message?

All of the reasons to join Winn-Dixie still exist today and will continue into the future, but now there is another great reason to join Winn-Dixie. This merger will serve to significantly expand our service footprint, and we expect the increased size and scale of the merged companies will enhance our competitive positioning within the industry. This should create new opportunities for our team members to grow and share ideas across the organizations.

23.	Can we still hire for our open positions?

Yes. it is business as usual for Winn-Dixie, which means we will continue to fill open jobs provided they are part of the fiscal year 2012 annual operating plan and the job is still deemed critical to business continuity.

24.	What was announced?

BI-LO and Winn-Dixie jointly announced that the companies will merge to create an organization of approximately 690 grocery stores and 63,000 employees in eight states throughout the southeastern United States (Alabama, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee).

Under the terms of the definitive agreement, which has been unanimously approved by Winn-Dixie’s Board of Directors, BI-LO will acquire all of the outstanding shares of Winn-Dixie stock in the merger.

25.	Who is BI-LO?

Founded in 1961 and headquartered in Greenville, S.C., BI-LO operates 207 supermarkets, including approximately 116 in-store pharmacies, in North Carolina, South Carolina, Georgia and Tennessee. The Company employs approximately 17,000 people.

BI-LO and Winn-Dixie both have talented and loyal team members at every level of their operations whose dedication to excellence forms the foundation for our continued success.

26.	What are the benefits of this transaction?

BI-LO and Winn-Dixie are both well-known and well-respected regional brands with similar heritages, strong neighborhood ties, proud histories of giving back, and strong commitments to providing the best possible quality and value to their guests.

We are building a company that is stronger than our individual businesses. This merger will serve to significantly expand our footprint and we expect the increased size and scale of the merged companies will enhance our competitive positioning within the industry, creating the ninth largest traditional supermarket chain in the U.S.

27.	What are the benefits of this transaction for our guests?

The combined company will have a perfect geographic fit that will create a stronger platform from which to provide our guests with great products at a great value, while continuing to offer exceptional service.

28.	What are the benefits of this transaction for team members?

With combined companies, we anticipate having opportunities for continued advancement through the cross-pollination of our people and the sharing of ideas across the organizations.

We can all be proud knowing we are part of what will be the ninth largest traditional supermarket chain in the U.S.

29.	What are the benefits of this transaction for suppliers and vendors?

We believe that this transaction will only serve to strengthen our partnerships, and we expect the process will be seamless for them.

30.	Will there be any store closures as a result of this announcement?

BI-LO and Winn-Dixie do not currently expect any store closures as a result of the combination.

There are still many details to work through as this transaction gets finalized and both organizations are committed to providing updates as new developments arise.

31.	Will there be any HDQ layoffs as a result of this announcement?

There are still many details to work through as this transaction gets finalized, but both organizations are committed to providing updates as new developments arise. We respect your need to have information and are sensitive to your personal decisions. As such we will do everything possible to expedite communications regarding employment.

In the meantime, we count on you to support our stores and depend on your sustained support of our organization and its success. Thank you for your continued dedication to serving our valued guests.

32.	What happens to the Winn-Dixie Equity Incentive Plan after the merger closes?

On the date the merger closes, the Winn-Dixie Stores, Inc., Fiscal 2012 Equity Incentive Plan will terminate and we will make no further equity grants from it.

33.	What happens to the Winn-Dixie name? Will our banner change?

Following completion of the merger, it is anticipated that the companies will continue to operate under the BI-LO and Winn-Dixie banners.

34.	What will the combined company look like?

The combined organization will operate approximately 690 grocery stores and have 63,000 employees in eight states throughout the southeast.

35.	How long before the transaction is completed?

The transaction is expected to close shortly following the Special Meeting of the Shareholders, which is scheduled for March 9.

36.	What will happen to our distribution centers?

It will be business as usual. We do not currently expect any change to our distribution centers as a result of the combination.

37.	What should I say if I’m contacted by the media, financial community, or other third parties about the transaction?

As always, it is important for our Company to speak with one voice. If you receive any inquiries about this transaction from members of the media or other interested parties, please forward them to Eric Barnes at (904) 370-7715 (or EricBarnes@Winn-Dixie.com.

Additional Information and Where to Find it

In connection with the proposed merger and required shareholder approval, Winn-Dixie Stores, Inc. has filed a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED BY WINN-DIXIE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT WINN-DIXIE AND THE MERGER. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Winn-Dixie Stores, Inc. with the SEC may be obtained free of charge by contacting Winn-Dixie at Winn-Dixie Stores, Inc., Attn: Investor Relations, 5050 Edgewood Court, Jacksonville, Florida, 32254-3699. Our filings with the SEC are also available on our website at www.WinnDixie.com.

Participants in the Solicitation

Winn-Dixie and its officers and directors may be deemed to be participants in the solicitation of proxies from Winn-Dixie’s shareholders with respect to the merger. Information about Winn-Dixie’s officers and directors and their ownership of Winn-Dixie’s common shares is set forth in the proxy statement for Winn-Dixie’s 2011 Annual Meeting of Shareholders, which was filed with the SEC on September 27, 2011. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Winn-Dixie and its officers and directors in the merger by reading the definitive proxy statements regarding the merger, which has been filed with the SEC.